Exhibit 99.1

SOLID POWER REPORTS SECOND QUARTER 2026 RESULTS

LOUISVILLE, Colo., August 4, 2026 – Solid Power, Inc. (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced its operational and financial results for the second quarter and first half of 2026.

Recent Business Highlights

•	Improved our electrolyte performance through our work under the Joint Evaluation Agreement with Samsung SDI and BMW.
•	Advanced our discussions with industry leading partners regarding a potential joint venture for commercial-scale electrolyte production in the Republic of Korea.
•	Execution of our continuous manufacturing pilot line remains on schedule. Installation of major equipment continues to advance in preparation for equipment acceptance testing, targeted for completion in the third quarter. Plant validation and operational startup remain planned for the fourth quarter of 2026.
•	Completed Stage 1 audit of the ISO 9001 certification process in the second quarter with Stage 2 scheduled for the third quarter.
•	Successfully completed the Line Installation Agreement (LIA) with SK On, receiving the associated milestone payment. Currently in negotiations for a new collaboration agreement.
•	Continued execution of financial discipline, remaining on track to deliver cash investments within the current year guidance range of $85 to $100 million.

“During the second quarter, we made real progress against our strategic priorities, including our partner relationships, JV opportunities and operational capabilities," said John Van Scoter, President and Chief Executive Officer of Solid Power. “We remain on track in advancing our new continuous manufacturing line and are progressing towards ISO 9001 certification as we further strengthen our commercial readiness and quality management system. We are also encouraged by the performance of our electrolyte in the first half of the year. Together, these milestones and our strong liquidity position reinforce our confidence in our differentiated technology, our ability to execute, and our path toward commercialization.”

Second Quarter 2026 Financial Highlights

Solid Power reported revenue and grant income of ($0.3) million in the second quarter of 2026 and $2.8 million during the first half of 2026. Revenue and grant income recognized included revenue from our collaboration agreement with SK On and grant income from the assistance agreement with the U.S. Department of Energy. During the second quarter, Solid Power recorded a $1.2 million reversal of previously recognized revenue through a cumulative catch-up adjustment. The adjustment was driven by a change in our assumptions related to certain milestone payments.

Operating expenses were $30.0 million in the second quarter of 2026 compared to $29.4 million in the first quarter of 2026 with expenses remaining largely consistent. Second quarter 2026 operating loss was $30.3 million, and net loss was $23.8 million, or $0.11 per share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remains strong. Total liquidity as of June 30, 2026, was $419.3 million as shown below.

(in thousands)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$24,284	$21,607
Available-for-sale securities	395,042	314,843
Total liquidity	$419,326	$336,450

As of June 30, 2026, contract assets and accounts receivables were $3.2 million and total current liabilities were $17.2 million. Solid Power continues to have no debt financing.

Second quarter 2026 capital expenditures totaled $6.3 million, primarily representing costs for construction of our continuous electrolyte production pilot line.

Webcast and Conference Call

Solid Power will host a conference call at 2:30 p.m. MT (4:30 p.m. ET) today, August 4, 2026. Participating on the call will be John Van Scoter, President and Chief Executive Officer, and Linda Heller, Chief Financial Officer.

The call may be accessed through a live audio webcast on Solid Power’s Investor Relations website at www.solidpowerbattery.com/investor-relations. An audio replay will be available at the same location.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may include, but are not limited to, statements regarding potential new joint ventures and anticipated collaboration agreements, Solid Power’s technology, strategy, business model, market opportunity, operations, future prospects, and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors; (ii) risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones; (iii) risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships; (iv) our ability to negotiate and enter into potential joint venture arrangements and new or amended collaboration or other commercial agreements with our partners and customers on commercially reasonable terms; (v) broad market adoption of EVs and other technologies where we are able to deploy our technology, if developed successfully; (vi) our success attracting and retaining our executive officers, key employees, and other qualified personnel; (vii) our ability to protect and maintain our owned and exclusively-licensed intellectual property, including in jurisdictions outside of the United States; (viii) our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives; (ix) delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements; (x) changes in applicable laws or regulations, including tariffs; (xi) risks relating to, and potential liabilities resulting from, our information technology infrastructure and data security incidents, threats, breaches, or attacks; and (xii) risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2025, Solid Power’s Quarterly Report on Form 10-Q for the quarters ended March 31 2026 and June 30, 2026, and other documents filed by Solid Power from time to time with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contacts

investors@solidpowerbattery.com

press@solidpowerbattery.com

Source: Solid Power, Inc.

Solid Power, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and number of shares)

	June 30, 2026
	(Unaudited)	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$24,284	$21,607
Marketable securities	218,151	229,177
Accounts receivable	3,187	2,155
Contract assets	—	7,490
Prepaid expenses and other current assets	5,756	6,998
Total current assets	251,378	267,427
Long-Term Assets
Property, plant and equipment, net	84,207	86,318
Right-of-use operating lease assets, net	6,252	6,727
Investments	177,865	86,997
Intangible assets, net	2,159	2,166
Other assets	880	1,059
Loan receivable from equity method investee	4,327	4,398
Total long-term assets	275,690	187,665
Total assets	$527,068	$455,092
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable and other accrued liabilities	7,015	8,521
Deferred revenue	1,161	198
Deferred revenue from related parties	75	172
Accrued compensation	6,053	7,043
Operating lease liabilities	913	861
Warrant liabilities	1,990	—
Total current liabilities	17,207	16,795
Long-Term Liabilities
Warrant liabilities	—	13,881
Operating lease liabilities	6,621	7,129
Other liabilities	1,091	1,113
Total long-term liabilities	7,712	22,123
Total liabilities	24,919	38,918
Mezzanine Equity
Mezzanine Equity	406	470
Stockholders’ Equity
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized; 227,217,240 and 201,181,175 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	23	20
Additional paid-in capital	814,957	690,234
Accumulated deficit	(311,632)	(274,904)
Accumulated other comprehensive income (loss)	(1,605)	354
Total stockholders’ equity	501,743	415,704
Total liabilities, mezzanine equity and stockholders’ equity	$527,068	$455,092

Solid Power, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues and Grant Income
Revenue	$(1,017)	$6,485	$1,088	$11,609
Grant income	749	1,055	1,717	1,947
Total revenue and grant income	(268)	7,540	2,805	13,556
Operating Expenses
Direct costs	2,119	8,462	5,667	11,158
Research and development	19,363	18,342	37,111	37,363
Selling, general and administrative	8,539	6,607	16,661	14,934
Total operating expenses	30,021	33,411	59,439	63,455
Operating Loss	(30,289)	(25,871)	(56,634)	(49,899)
Nonoperating Income and Expense
Interest income	4,172	3,237	8,184	6,836
Change in fair value of warrant liabilities	2,250	(3,216)	11,891	2,663
Interest expense	(9)	(7)	(206)	(15)
Other expense	(93)	(151)	(75)	(673)
Total nonoperating income and expense	6,320	(137)	19,794	8,811
Pretax Loss	$(23,969)	$(26,008)	$(36,840)	$(41,088)
Income tax expense (income)	(79)	6	5	6
Share of net loss (income) of equity method investee	(69)	(676)	4	(606)
Net Loss Attributable to Common Stockholders	$(23,821)	$(25,338)	$(36,849)	$(40,488)
Other Comprehensive Income (Loss)	(552)	13	(1,958)	185
Comprehensive Loss Attributable to Common Stockholders	$(24,373)	$(25,325)	$(38,807)	$(40,303)
Basic and diluted loss per share	$(0.11)	$(0.14)	$(0.17)	$(0.22)
Weighted average shares outstanding – basic and diluted	225,974,899	180,343,931	221,661,211	180,871,314

Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(36,849)	$(40,488)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	9,491	9,142
Amortization of right-of-use assets	594	741
Loss on sales of property, plant and equipment, net	198	574
Share of net loss (income) of equity method investee	4	(606)
Stock-based compensation expense	5,839	3,983
Change in fair value of warrant liabilities	(11,891)	(2,663)
Accretion of discounts on other long-term liabilities	34	33
Accretion of loan receivable from equity method investee	(70)	(64)
Amortization of premiums and accretion of discounts on available-for-sale securities	(1,510)	(2,490)
Loss on change in assessment of finance lease purchase options	—	84
Change in operating assets and liabilities that provided (used) cash and cash equivalents:
Accounts receivable	1,374	(2,816)
Contract assets	7,490	—
Prepaid expenses and other current assets and other assets	2,891	1,729
Accounts payable and other accrued liabilities	(3,508)	(2,054)
Deferred revenue	963	(2,789)
Deferred revenue from related parties	(97)	—
Accrued compensation	(1,669)	(2,476)
Operating lease liabilities	(457)	(574)
Net cash and cash equivalents used in operating activities	(27,173)	(40,734)
Cash Flows from Investing Activities
Purchases of property, plant and equipment, net	(7,933)	(5,044)
Purchases of available-for-sale securities	(245,450)	(101,690)
Proceeds from sales of available-for-sale securities	163,626	152,453
Gain on sale of available-for-sale securities	—	3
Cash received on loan receivable from equity method investee	142	—
Purchases of intangible assets	(4)	(649)
Net cash and cash equivalents (used in) provided by investing activities	(89,619)	45,073
Cash Flows from Financing Activities
Proceeds from exercise of stock options	6	659
Proceeds from issuance of shares of common stock under the ESPP	370	156
Cash paid for withholding of employee taxes related to stock-based compensation	(2,156)	(557)
Repurchase of shares of common stock	—	(3,592)
Payments on finance lease liabilities	(96)	(170)
Proceeds from the registered direct offering, net of fees	121,345	—
Net cash and cash equivalents provided by (used in) financing activities	119,469	(3,504)

Net increase in cash and cash equivalents	2,677	835
Cash and cash equivalents at beginning of period	21,607	25,413
Cash and cash equivalents at end of period	24,284	26,248

Supplemental information
Cash paid for interest	$206	$15
Accrued capital expenditures	2,144	1,092
Unpaid reimbursements on capital expenditures	2,407	417
Accrued withholding of employee taxes related to stock-based compensation	678	—
Accrued excise tax on stock repurchases	—	35